EXHIBIT 23.2

CONSENT OF HILL, BARTH & KING LLC, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” in Amendment No. 1 to this Registration Statement on Form S-4 and related Prospectus of Bancshares of Florida, Inc. and for the registration of 844,793 shares of its common stock and to the incorporation by reference therein in the Annual Report of Form 10K of our report dated February 10, 2003 relating to consolidated financial statements of Bancshares of Florida, Inc. for the year ended December 31, 2002.

/s/ HILL BARTH, & KING LLC
Certified Public Accountants

Naples, Florida

February 10, 2004